Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-282725 and 333-271825) and Form S-8 (No. 333-272723, 333-265637, 333-260361, 333-222936, 333-226661, 333-198135, 333-176723, and 333-157669) of PENN Entertainment, Inc. of our report dated February 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Las Vegas, Nevada
February 27, 2025